Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Aviat Networks, Inc.
Austin, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255206) and Form S-8 (Nos. 333-267592, 333-224957, 333-209462, 333-178467, 333-163542 and 333-140442) of Aviat Networks, Inc. of our report dated September 14, 2022, relating to the consolidated financial statements and schedule which appear in this Form 10-K.

/s/ BDO USA, P.C.
San Jose, California
August 30, 2023